Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT
Gregory Hughes
Chief Financial Officer
(212) 594-2700
or
Michelle M. Le Roy
Investor Relations
(212) 594-2700

SL GREEN REALTY CORP. REPORTS
FOURTH QUARTER FFO OF $0.95 PER SHARE
AND FULL YEAR FFO OF $3.77 PER SHARE

Fourth Quarter and Full Year Highlights

•                  Increased full year FFO to $3.77 per fully diluted share, an increase of 8.3% from prior year

•                  Increased fourth quarter FFO to $0.95 per fully diluted share, a 6.7% increase over the same quarter in 2003

•                  Increased quarterly dividend by 8% to $0.54 per fully diluted share

•                  Completed acquisition of 625 Madison Avenue for $231.5 million, or $415 per square foot

•                  Completed two sales during the fourth quarter:

•                  1466 Broadway for $160 million, or $535 per square foot

•                  17 Battery Place North for $70 million, or $167 per square foot

•                  Realized gain on disposition of properties during the year of $2.73 per fully diluted share, including $2.14 per fully diluted share during the fourth quarter

•                  Finished the year at 96.5% occupancy, excluding the recently acquired 625 Madison Avenue

•                  Signed 293 office leases totaling 1.8 million square feet during 2004, including 73 office leases totaling 719,292 square feet during the fourth quarter

•                  Recognized same store GAAP NOI growth of 2.7% for the year, including growth of 6.1% during the fourth quarter

•                  Committed to invest an additional $22.0 million in Gramercy Capital Corp. (NYSE: GKK) during the fourth quarter

Summary

New York, NY, January 24, 2005 - SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations available to common shareholders (“FFO”) of $0.95 per fully diluted share for the fourth quarter ended December 31, 2004, a 6.7% increase over the same quarter in 2003. The Company also reported FFO of $3.77 per fully diluted share for the year ended December 31, 2004, an 8.3% increase from the prior year, which was $3.48 per fully diluted share.

Net income available to common shareholders was $111.5 million for the fourth quarter and $193.2 million for the year ended December 31, 2004, an increase of $89.8 million and $102.8 million from the respective periods in 2003. Net income available to common shareholders also increased $91.2 million from the third quarter of 2004, primarily due to gains recognized on the sale of 1466 Broadway and 17 Battery Place North.

	Three Months Ended December 31,		Year Ended December 31,
(In millions except per share)	2004	2003	2004	2003
Funds from operations available to common shareholders	$42.6	$35.2	$162.4	$135.5
• per fully diluted share	$0.95	$0.89	$3.77	$3.48
Net income available to common shareholders	$111.5	$21.7	$193.2	$90.4
• per fully diluted share	$2.64	$0.58	$4.75	$2.66

Commenting on the Company’s performance and outlook for 2005, Marc Holliday, President and Chief Executive Officer, said, “We have assembled a very high quality portfolio in New York City, the results of which are reflected in the Company’s earnings. We have positioned ourselves for another year of industry-leading growth through the $780 million of new acquisitions made during 2004, $379 million of new structured finance investments, including the Company’s investment in Gramercy, and through internal growth generated from our same store portfolio. We will continue to execute on our strategy of recycling capital to fund our growth and upgrade our portfolio.”

Operating and Leasing Activity

Revenues and EBITDA of $349.0 million and $211.7 million increased $62.6 million (or 22%) and $55.8 million (or 36%), respectively, from the prior year, largely due to new acquisitions and structured finance investments made during 2003 and 2004. Same-store GAAP NOI increased 2.7% to $107.6 million during 2004, and increased 6.1% to $29.5 million during the fourth quarter. Average starting office rents of $32.11 per rentable square foot for the fourth quarter represented a 5.3% increase over the previous fully escalated rents and contributed to a 2.2% average increase for the year.

1.9 million square feet, net of dispositions, were added to the portfolio during 2004, increasing total square feet under ownership and management from 15.1 million to 17.0 million square feet. Occupancy for the portfolio increased 70 basis points from 95.8% to 96.5%, when excluding the recently acquired 625 Madison Avenue. During 2004, the Company signed 293 office leases totaling 1.8 million square feet, versus 256 office leases and 1.6 million square feet in 2003.

Significant leasing activities during the fourth quarter included:

•                  73 office leases totaling 719,000 square feet signed, representing an increase in the average size lease when compared to 91 office leases totaling 522,000 square feet signed during the third quarter.

•                  Included in the 73 office leases were 22 office lease renewals totaling 432,000 square feet, representing the fourth quarter of consecutive growth in the number of office lease renewals.

•                  10 retail leases totaling 54,000 square feet signed, bringing the total number of retail leases signed during 2004 to 22 leases totaling 139,000 square feet.

•                  Renewal and expansion of the Visiting Nurse Service of New York for approximately 300,000 square feet at 1250 Broadway.

•                  Renewal with Interep National Radio for approximately 59,000 square feet at 100 Park Avenue.

Other significant leasing activities during the year included:

•                  Renewal and expansion of Viacom International, Inc. for approximately 137,000 square feet at 1515 Broadway.

•                  New lease with B&H Foto and Electronics Corp. for approximately 92,000 square feet at 440 Ninth Avenue.

•                  New lease with Commerce Bank, NA for approximately 60,000 square feet at 317 Madison Avenue.

•                  New lease with New Plan Excel Realty Trust for approximately 54,000 square feet at 420 Lexington Avenue.

•                  Renewal with CHF Industries, Inc. for approximately 53,000 square feet at One Park Avenue.

•                  New lease with AEG Live NY, LLC for approximately 43,000 square feet at 1515 Broadway.

Real Estate Investment Activity

The Company completed three acquisitions totaling $778.5 million and three dispositions totaling $468.9 million during 2004. Gains generated from these dispositions totaled approximately $112.4 million, net of minority interests. Sales proceeds were applied towards the acquisition of 750 Third Avenue, 485 Lexington Avenue and leasehold interests in 625 Madison Avenue; and were used to pay down corporate debt obligations throughout the year.

Major real estate investment transactions completed during the fourth quarter included:

•                  Acquisition of the leasehold interest in 625 Madison Avenue for $231.5 million, or approximately $415 per square foot. The property is approximately 558,000 square feet and contains nearly 53,000 square feet of prime retail space.

•                  Sale of 1466 Broadway for $160.0 million, or approximately $535 per square foot. Proceeds from the sale were used to pay down corporate debt obligations and to fund the acquisition of 750 Third Avenue. The Company recognized a gain on sale of approximately $73.2 million, substantially all of which was deferred through a reverse-1031 exchange with 750 Third Avenue.

•                  Sale of 17 Battery Place North for $70.0 million, or approximately $167 per square foot. Proceeds from the sale were used to pay down corporate debt obligations and to fund the acquisition of 750 Third Avenue. The Company recognized a gain on sale of approximately $22.5 million, substantially all of which was deferred through a reverse-1031 exchange with 750 Third Avenue.

Structured Finance Activity

Structured finance investments totaled $350.0 million for the year ended December 31, 2004. This is a $131.0 million increase from December 31, 2003, representing the net of originations and accretion totaling $309.6 million, and redemptions totaling $178.6 million. The yield at December 31, 2004 was 10.25%.

Structured finance transactions completed during the fourth quarter included:

•                  Investments in two separate structured finance investments for approximately $32.0 million secured by two office buildings located in New York City. The loans each mature in 59 months and bear interest at a blended fixed yield of 10.34% at December 31, 2004.

Investment In Gramercy Capital Corp.

The Company’s investment in Gramercy Capital Corp. increased from $47.0 million to $69.0 million. This includes an additional investment of approximately $22 million committed to by the Company during the fourth quarter, which settled on January 3, 2005. Net fees earned from the management, outsourcing and servicing agreements between the Company and Gramercy Capital Corp. totaled $679,000 for the year and $104,000 for the fourth quarter ended December 31, 2004.

Financing and Capital Activity

During 2004, the Company raised more than $1.2 billion of capital through private and public debt and equity markets: $235.0 million through the issuance of preferred and common stock, $635.5 million through an increase in secured and unsecured debt, $107.7 million through joint venture equity and $256.4 million through net sales proceeds.

The Company increased capacity of corporate debt obligations by $125 million to $425 million, and lowered the overall cost of borrowing by 25 to 35 basis points from the prior year. The Company decreased floating rate debt from 31% to 24% of total combined debt through refinancings and further reduced floating interest rate exposure by entering into step-swap agreements throughout the year. The weighted average interest rate at December 31, 2004 was approximately 5.52%. Additionally, the Company extended maturities of certain corporate debt obligations. As of December 31, 2004, the Company had $329 million of available capacity and a debt-to-market capitalization of 37.3% on a combined basis, representing a decrease from 47.9% at prior year-end.

Dividends

During the fourth quarter, the Company increased dividends on common shares from $2.00 to $2.16 per fully diluted share, representing an 8% increase on an annualized basis. Based on today’s closing price of $55.16 per share, the annualized dividend yield for a common share is 3.9%.

Dividends declared during the fourth quarter were:

•                  $0.54 per common share, an increase of $0.04 per common share. Dividends were paid on January 14, 2005 to shareholders of record on the close of business on December 31, 2004.

•                  $0.4766 and $0.4922 per fully diluted share on the Company’s Series C and D Preferred Stock, respectively, for the period October 15, 2004 through and including January 14, 2005. Dividends were paid on January 14, 2005 to shareholders of record on the close of business on December 31, 2004. Distributions reflect regular quarterly distributions, which are the equivalent of an annualized distribution of $1.90625 and $1.96875, respectively.

Commenting on the Company’s capital markets activity, Gregory Hughes, Chief Financial Officer, said, “Our focus continues to be maintaining a strong balance sheet and reducing our cost of capital. We raised $1.2 billion this year from multiple sources, and are continually seeking new and more efficient capital sources. We continue to benefit from internally generated cash flow which is our cheapest source of capital.”

Conference Call and Audio Webcast

The Company’s executive management team, led by Marc Holliday, will host a conference call and audio webcast on Tuesday, January 25, 2005 at 2:00 p.m. EST to discuss fourth quarter and full year financial results. The conference call may be accessed by dialing (800) 810-0924 Domestic or (913) 981-4900 International. No pass code is required. The live conference will be simultaneously broadcast in a listen-only mode on the Company’s website at www.slgreen.com.

A replay of the call will be available through January 31, 2005 by dialing (888) 203-1112 Domestic or (719) 457-0820 International, using pass code 370468.

Supplemental Information

The Supplemental Package outlining fourth quarter and full year 2004 financial results will be available prior to the quarterly conference call on the Company’s website.

Company Profile

SL Green Realty Corp. is a self-administered and self-managed real estate investment trust, or REIT, that predominantly acquires, owns, repositions and manages a portfolio of Manhattan office properties. As of December 31, 2004, the Company owns 28 properties totaling 17.0 million square feet.  The Company is the only publicly held REIT that specializes exclusively in this niche.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at 212-216-1601.

Disclaimers

Non-GAAP Financial Measures

During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure (net income) can be found on pages 7 and 9 of this release and in the Company’s Supplemental Package.

Forward-looking Information

This press release contains forward-looking information based upon the Company’s current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include the strength of the commercial office real estate markets in New York, competitive market conditions, unanticipated administrative costs, timing of leasing income, general and local economic conditions, interest rates, capital market conditions, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, which are beyond the Company’s control. We undertake no obligation to publicly update or revise any of the forward-looking information. For further information, please refer to the Company’s filing with the Securities and Exchange Commission.

SL GREEN REALTY CORP.

STATEMENTS OF OPERATIONS-UNAUDITED

(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Revenue:
Rental revenue, net	$68,343	$57,536	$244,886	$214,041
Escalations & reimbursement revenues	13,261	9,999	45,110	39,825
Preferred equity investment income	2,201	1,153	10,862	4,098
Investment income	6,220	8,708	28,232	17,988
Other income	5,466	3,528	19,898	10,467
Total revenues	95,491	80,924	348,988	286,419

Equity in net loss from affiliates	—	—	—	(196)
Equity in net income from unconsolidated joint ventures	12,021	4,007	44,037	14,871
Expenses:
Operating expenses	21,183	19,497	86,015	73,796
Ground rent	4,688	3,766	16,179	13,562
Real estate taxes	13,974	11,149	48,890	40,656
Marketing, general and administrative	9,336	8,048	30,279	17,131
Total expenses	49,181	42,460	181,363	145,145

Earnings Before Interest, Depreciation and Amortization (EBITDA)	58,331	42,471	211,662	155,949
Interest Expense	17,065	12,683	62,710	45,493
Depreciation and amortization	15,091	11,108	52,149	42,136
Net income from Continuing Operations	26,175	18,680	96,803	68,320
Income from Discontinued Operations, net of minority interests	1,164	1,832	5,938	9,594
Gain on sale of Discontinued Operations, net of minority interests	90,199	—	90,370	21,327
Equity in net gain on sale of unconsolidated joint ventures	—	3,087	22,012	3,087
Minority interests	(1,044)	(1,307)	(5,693)	(4,169)
Preferred stock dividends and accretion	(4,969)	(625)	(16,258)	(7,712)
Net income available to common shareholders	$111,525	$21,667	$193,172	$90,447
Net income per share (Basic)	$2.75	$0.60	$4.93	$2.80
Net income per share (Diluted)	$2.64	$0.58	$4.75	$2.66
Funds From Operations (FFO)
FFO per share (Basic)	$0.99	$0.92	$3.92	$3.73
FFO per share (Diluted)	$0.95	$0.89	$3.77	$3.48
FFO Calculation:
Net income from continuing operations	$26,175	$18,680	$96,803	$68,320
Add:
Depreciation and amortization	15,091	11,108	52,149	42,136
FFO from Discontinued Operations	1,235	3,248	9,846	16,091
Joint venture FFO adjustment	6,115	3,680	23,817	13,982
Less:
Preferred stock dividend on convertible preferred stock	—	—	—	(6,693)
Dividend on perpetual preferred stock	(4,969)	(625)	(16,258)	(625)
Amortization of deferred financing costs and depreciation of non-real estate assets	(1,069)	(849)	(3,980)	(4,431)
FFO before minority interests– BASIC	42,578	35,242	162,377	128,780
Add: Convertible preferred stock dividends	—	—	—	6,693
FFO before minority interests – DILUTED	$42,578	$35,242	$162,377	$135,473
Basic ownership interest
Weighted average REIT common shares for net income per share	40,661	35,957	39,171	32,265
Weighted average partnership units held by minority interests	2,471	2,306	2,302	2,305
Basic weighted average shares and units outstanding for FFO per share	43,132	38,263	41,473	34,750
Diluted ownership interest
Weighted average REIT common share and common share equivalents	42,227	37,458	40,776	33,174
Weighted average partnership units held by minority interests	2,471	2,306	2,302	2,305
Common share equivalents for preferred stock	—	—	—	3,491
Diluted weighted average shares and units outstanding	44,698	39,764	43,078	38,970

SL GREEN REALTY CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	December 31, 2004	December 31, 2003
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$206,824	$168,032
Buildings and improvements	1,065,654	849,013
Building leasehold and improvements	471,418	317,178
Property under capital lease	12,208	12,208
	1,756,104	1,346,431
Less accumulated depreciation	(176,238)	(156,768)
	1,579,866	1,189,663

Cash and cash equivalents	35,795	38,546
Restricted cash	56,417	59,542
Tenant and other receivables, net of allowance of $8,921 and $7,533 in 2004 and 2003, respectively	15,248	14,533
Related party receivables	5,027	5,242
Deferred rents receivable, net of allowance of $6,541 and $7,017 in 2004 and 2003, respectively	61,302	63,131
Structured finance investments, net of discount of $1,895 and $44 in 2004 and 2003, respectively	350,027	218,989
Investments in unconsolidated joint ventures	557,089	590,064
Deferred costs, net	47,869	39,277
Other assets	43,241	42,854
Total assets	$2,751,881	$2,261,841
Liabilities and Stockholders’ Equity
Mortgage notes payable	$614,476	$515,871
Revolving credit facilities	110,900	236,000
Term loans	425,000	367,578
Derivative instruments at fair value	1,347	9,009
Accrued interest payable	4,494	3,500
Accounts payable and accrued expenses	72,298	43,835
Deferred revenue/gain	18,648	8,526
Capitalized lease obligations	16,442	16,168
Deferred land lease payable	15,723	15,166
Dividend and distributions payable	27,553	18,647
Security deposits	22,056	21,968
Total liabilities	1,328,937	1,256,268
Commitments and contingencies	—	—
Minority interest in partially owned entities	509	510
Minority interest in operating partnership	74,555	54,281
Stockholders’ Equity
7.625% Series C perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 6,300 issued and outstanding at December 31, 2004 and 2003, respectively	151,981	151,981
7.875% Series D perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 4,000 and none issued and outstanding at December 31, 2004 and 2003, respectively	96,321	—
Common stock, $0.01 par value 100,000 shares authorized, 40,876 and 36,016 issued and outstanding at December 31, 2004 and 2003, respectively	409	360
Additional paid - in capital	917,613	728,882
Deferred compensation plan	(15,273)	(8,446)
Accumulated other comprehensive income (loss)	5,647	(961)
Retained earnings	191,182	78,966
Total stockholders’ equity	1,347,880	950,782
Total liabilities and stockholders’ equity	$2,751,881	$2,261,841

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	December 31,
	2004	2003
Operating Data: (1)
Net rentable area at end of period (in 000’s)	17,000	15,072
Portfolio percentage leased at end of period	95.6%	95.8%
Same-Store percentage leased at end of period	95.7%	95.1%
Number of properties in operation	28	26

Office square feet leased during quarter (rentable)	719,292	664,716
Average mark-to-market percentage-office	5.3%	1.8%
Average starting cash rent per rentable square foot-office	$32.11	$31.27

(1)  Includes wholly owned and joint venture properties.

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*

(Amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Earnings before interest, depreciation and amortization (EBITDA):	$58,331	$42,471	$211,662	$155,949
Add:
Marketing, general & administrative expense	9,336	8,048	30,279	17,131
Operating income from discontinued operations	1,164	1,832	5,938	9,594
Depreciation adjustment for joint ventures	6,115	3,680	23,817	13,982
Less:
Non-building revenue	17,630	13,558	69,737	34,787
GAAP net operating income (GAAP NOI)	57,316	42,473	201,959	161,869

Less:
Operating income from discontinued operations	(1,164)	(1,832)	(5,938)	(9,594)
Net income from joint ventures	(12,021)	(4,007)	(44,037)	(14,871)
GAAP NOI from other properties/ affiliates	(14,633)	(8,800)	(44,383)	(32,630)
2004 Same-Store GAAP NOI	$29,498	$27,834	$107,601	$104,774

*  See page 7 for a reconciliation of FFO and EBITDA to net income.